EXHIBIT 10

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firms” and “Financial Statements and Exhibits” and to the inclusion of our report, dated March 1, 2018, on Transamerica Variable Funds (comprising, respectively, Government Money Market, High Quality Bond, Inflation-Protected Securities, Intermediate Bond, High Yield Bond, Balanced, Large Value Opportunities, Large Core, Large Growth, Small Cap Core, International Equity and Calvert Subaccount), for the fiscal year ended December 31, 2017, included in the Statement of Additional Information in Post-Effective Amendment Number 41 to the Registration Statement (Form N-4, No. 33-73734) of Transamerica Variable Funds.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 27, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of Transamerica Variable Funds of our report dated April 26, 2018, relating to the financial statements of Transamerica Financial Life Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 27, 2018